UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENG REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 18, 2006
G REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-50261	52-2362509

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa		92705
Ana, California

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (877) 888-7348
Not Applicable

Former name or former address, if changed since last Report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets
ITEM 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3

ITEM 2.01 Completion of Acquisition or Disposition of Assets.
On May 11, 2006, we entered into an agreement, or the Agreement, for the sale of the 600 B Street property located in San Diego, California, or the Property, to Legacy Partners Realty Fund II, LLC, an unaffiliated third party, or Legacy, for a total sales price of $96,000,000. Pursuant to the terms of the Agreement, the sale was subject to customary closing conditions and expected to close in the third quarter of 2006.
On June 9, 2006, we entered into an amendment to the Agreement, or Amendment No. 1, to reduce the total sales price to $95,500,000. On July 7, 2006, we entered into a second amendment, or Amendment No. 2, to extend the closing date to July 18, 2006.
On July 18, 2006, we sold the Property to Legacy for the total sales price of $95,500,000. We sold the property pursuant to the plan of liquidation approved by our shareholders on February 27, 2006. We received net cash proceeds totaling approximately $91,730,000 after payment of closing costs and other transaction expenses. A property disposition fee of $1,433,000, or 1.50% of the total sales price, was paid to Triple Net Realty, Inc., or Realty, of which 75% was passed through to Triple Net Properties, LLC, our Advisor, pursuant to an agreement between our Advisor and Realty. A sales commission of $573,000, or 0.60% of the total sales price, was also paid to an unaffiliated broker.
The above descriptions of the Agreement and Amendment Nos. 1 and 2 are qualified in their entirety by the terms of: (i) the Agreement; (ii) Amendment No. 1; and (iii) Amendment No. 2, attached as Exhibits 10.1, 10.2 and 10.3 respectively, of this Report.
ITEM 9.01 Financial Statements and Exhibits.
     (b) Pro forma financial information.
     The pro forma financial information required as part of this item is being provided below as follows:
INDEX TO THE PRO FORMA FINANCIAL STATEMENTS
I.	Unaudited Pro Forma Condensed Consolidated Statement of Net Assets as of March 31, 2006 (Liquidation Basis)

II.	Unaudited Pro Forma Condensed Consolidated Statement of Changes in Net Assets for the Three Months Ended March 31, 2006 (Liquidation Basis)

III.	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2005 (Going Concern Basis)

G REIT, INC.
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The following unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only, and are not necessarily indicative of the results of operations of future periods or the results that would have been realized had the Property been disposed of by us as of the dates set forth below. The pro forma condensed consolidated financial statements (including notes thereto) are qualified in their entirety by reference to and should be read in conjunction with our consolidated historical financial statements included in our December 31, 2005 Annual Report on Form 10-K and our March 31, 2006 Quarterly Report on Form 10-Q. In management’s opinion, all adjustments necessary to reflect the transactions have been made.
The accompanying unaudited pro forma condensed consolidated statement of net assets as of March 31, 2006 (liquidation basis) is presented as if the disposition of the Property had occurred March 31, 2006.
The accompanying unaudited pro forma condensed consolidated statement of changes in net assets for the three months ended March 31, 2006 (liquidation basis) is presented as if the disposition of the Property had occurred January 1, 2005.
The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 (going concern basis) is presented as if the disposition of the Property had occurred January 1, 2005.
The accompanying pro forma condensed consolidated financial statements are unaudited and are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the acquisition reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future.

G REIT, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF NET ASSETS
As of March 31, 2006
(Unaudited – Liquidation Basis)

		Sale of
	Company	600 B Street		Company
	Historical	Property		Pro forma
ASSETS
Real estate investments:
Real estate held for sale	$841,132,000	$(90,976,000	)(A)	$750,156,000
Investments in unconsolidated real estate	16,578,000	—		16,578,000

	857,710,000	(90,976,000)		766,734,000

Cash and cash equivalents	5,954,000	91,543,000	(A)	97,497,000
Restricted cash	10,666,000	—		10,666,000
Investment in marketable securities	5,930,000	—		5,930,000
Accounts receivable, net	6,700,000	—		6,700,000
Accounts receivable from related parties	178,000	—		178,000

Total assets	887,138,000	567,000		887,705,000

LIABILITIES
Mortgages payable secured by properties held for sale	350,075,000	—		350,075,000
Credit facility secured by properties held for sale and other debt	58,724,000	—		58,724,000
Accounts payable and accrued liabilities	14,913,000	(250,000	)(A)	14,663,000
Accounts payable due to related parties	2,111,000	—		2,111,000
Security deposits and prepaid rent	5,232,000	(368,000	)(A)	4,864,000
Liability for estimated costs in excess of estimated receipts during liquidation	1,899,000	905,000	(B)	2,804,000

Total liabilities	432,954,000	287,000		433,241,000

Net assets in liquidation	$454,184,000	$280,000	(E)	$454,464,000

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

G REIT, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS
For the Three Months Ended March 31, 2006
(Unaudited – Liquidation Basis)

		Sale of
		600 B Street
	Company	Property		Company
	Historical	(C)		Pro forma
Net assets in liquidation, beginning of period	$453,459,000	$(692,000)		$452,767,000

Changes in net assets in liquidation:
Changes to liability for estimated costs in excess of estimated receipts during liquidation:

Operating income	(5,699,000)	1,213,000		(4,486,000)
Distributions received from unconsolidated properties	(347,000)	—		(347,000)
Payments of liquidation costs and other amounts	2,314,000	(19,000)		2,295,000
Distributions to stockholders	8,235,000	—		8,235,000
Change in estimated costs in excess of estimated receipts during liquidation	(4,883,000)	858,000		(4,025,000)

Change to liability for estimated costs in excess of estimated receipts during liquidation	(380,000)	2,052,000		1,672,000

Change in fair value of assets and liabilities:
Change in fair value of marketable securities	(50,000)	—		(50,000)
Change in fair value of real estate investments	5,658,000	—		5,658,000

Change in assets and liabilities due to activity in liability for estimated costs in excess of estimated receipts during liquidation	(4,503,000)	(1,194,000)		(5,697,000)

Net increase (decrease) in fair value	1,105,000	(1,194,000)		(89,000)

Change in net assets in liquidation	725,000	858,000		1,583,000

Net assets in liquidation, end of period	$454,184,000	$166,000	(E)	$454,350,000

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

G REIT, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005
(Unaudited – Going Concern Basis)

		Sale of
		600 B Street
	Company	Property	Company
	Historical	(D)	Pro forma
Expenses:
General and administrative	$4,006,000	$—	$4,006,000

Operating loss	(4,006,000)	—	(4,006,000)
Other (expense) income:
Interest expense (including amortization of deferred financing costs)	(2,054,000)	—	(2,054,000)
Interest and dividend income	695,000	—	695,000
Gain on sale of marketable securities	572,000	—	572,000
Equity in earnings of unconsolidated real estate	1,337,000	—	1,337,000
Other expense, net	(250,000)		(250,000)

Loss from continuing operations	$(3,706,000)	$—	$(3,706,000)

Weighted-average number of common shares outstanding — basic and diluted	43,867,000	—	43,867,000

Loss from continuing operations per common share — basic and diluted	$(0.08)	$—	$(0.08)

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Year Ended December 31, 2005 and the Three Months Ended March 31, 2006
The unaudited pro forma condensed consolidated financial statements have been adjusted as discussed in the notes below.
(A)	Adjustments have been made for the sale of the Property to an unaffiliated party for $95,500,000, and therefore the entire balance of our real estate held for sale related to the Property would have been removed. We would have received pro forma net cash proceeds of $91,543,000, after payment of property taxes of $250,000 and security deposits and prepaid rent of $368,000 as of March 31, 2006, and closing costs and other transaction expenses.

(B)	As a result of the pro forma sale as of March 31, 2006, the liability for estimated costs in excess of estimated receipts during liquidation would have been increased by $905,000.

(C)	These adjustments reflect the elimination of the changes in net assets in liquidation attributable to the Property. The unaudited pro forma condensed consolidated statement of changes in net assets is presented as if the disposition of the Property had occurred January 1, 2005. The pro forma results exclude the impact of the gain on sale of the Property and the costs related to the disposition.

(D)	Actual revenues and expenses of the Property for the year ended December 31, 2005 were presented as discontinued operations in our consolidated financial statements included in our December 31, 2005 Annual Report on Form 10-K. As such, there are no pro forma adjustments to continuing operations. Loss recorded related to the Property of $239,000, or $0.01 per share, for the year ended December 31, 2005 would decrease loss from discontinued operations by such amount. The pro forma results exclude the impact of the gain on sale of the Property and the costs related to the disposition.

(E)	The unaudited pro forma condensed consolidated statement of changes in net assets for the three months ended March 31, 2006 is presented as if the disposition of the Property had occurred January 1, 2005. The unaudited pro forma condensed consolidated statement of net assets as of March 31, 2006 is presented as if the disposition of the Property had occurred March 31, 2006. As such, there is a difference in the net assets in liquidation as of March 31, 2006 between the two statements.

(d) Exhibits.

No.	Description
10.1	Agreement for Purchase and Sale Agreement of Real Property and Escrow Instructions, by and between GREIT-525 and 600 B Street, LP, and Legacy Partners Realty Fund II, LLC, dated May 11, 2006.

10.2	First Amendment to Agreement for Purchase and Sale Agreement of Real Property and Escrow Instructions, by and between GREIT-525 and 600 B Street, LP, and Legacy Partners Realty Fund II, LLC, dated June 9, 2006.

10.3	Second Amendment to Agreement for Purchase and Sale Agreement of Real Property and Escrow Instructions, by and between GREIT-525 and 600 B Street, LP, and Legacy Partners Realty Fund II, LLC, dated July 7, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G REIT, INC.

Date: July 24, 2006	By:	/s/ Scott D. Peters

	Name:	Scott D. Peters
	Title:	Chief Executive Officer and President

Exhibit Index

No.	Description
10.1	Agreement for Purchase and Sale Agreement of Real Property and Escrow Instructions, by and between GREIT-525 and 600 B Street, LP, and Legacy Partners Realty Fund II, LLC, dated May 11, 2006.

10.2	First Amendment to Agreement for Purchase and Sale Agreement of Real Property and Escrow Instructions, by and between GREIT-525 and 600 B Street, LP, and Legacy Partners Realty Fund II, LLC, dated June 9, 2006.

10.3	Second Amendment to Agreement for Purchase and Sale Agreement of Real Property and Escrow Instructions, by and between GREIT-525 and 600 B Street, LP, and Legacy Partners Realty Fund II, LLC, dated July 7, 2006.